Amendment to Co-Tenancy Agreement
                  Change in Percentage Interest
                       PROPERTY CO-TENANCY
                       OWNERSHIP AGREEMENT
                  Champps Americana Restaurant
                        Livonia, Michigan


THIS CO-TENANCY AGREEMENT,
Made and entered into as of the 1st day of October, 2001, by and between AEI Income & Growth Fund XXI Limited Partnership (hereinafter called "Co-Tenancy Manager"), and Linda L. Landes as trustee of the Linda L. Landes Family Trust dated May 15, 1992 (hereinafter called "Landes"). (Landes, Co-Tenancy Manager (and any other Owner in Fee where the context so indicates) being hereinafter sometimes collectively called "Co-Tenants" and referred to in the neuter gender).
WITNESSETH:

WHEREAS, AEI Income & Growth Fund XXI Limited Partnership presently owns an undivided 91.7835% interest in and to and Landes presently owns an undivided 4.6600% interest in and to and Elizabeth C. Hsu Living Trust, dated 11/13/89 presently owns an undivided 3.5565% interest in and to the land, situated in the City of Livonia, County of Wayne, and State of Michigan, (legally described upon Exhibit A attached hereto and hereby made a part hereof) and in and to the improvements located thereon (hereinafter called "Premises");

WHEREAS, The parties hereto wish to provide for: the orderly monitoring of performance by the present tenant of the Premises under the triple net lease agreement for the Premises; if necessary, upon a vacancy in the Premises, the operation and management of the Premises; the continued leasing of space within the Premises; and, the distribution of income from and the pro-rata sharing in expenses of the Premises by Co-Tenancy Manager in connection with Landes's interest in the Premises.

NOW THEREFORE, in consideration of the purchase by Landes of an undivided interest in and to the Premises, for at least One Dollar ($1.00) and other good and valuable consideration by the parties hereto to one another in hand paid, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants and agreements herein contained, it is hereby agreed by and between the parties hereto, as follows:

1. Landes, subject to the limitations and power of revocation herein expressed, hereby designates Co-Tenancy Manager as its sole and exclusive agent and delegates to Co-Tenancy Manager the sole right to monitor and enforce on behalf of Landes the terms of the present lease of the Premises, including but not limited to any amendments, consents to assignment, sublet, releases or modifications to the lease or guarantees of lease and to deal with any property agent or tenant. Should the Premises become vacant, the operation and management of the Premises, is


Co-Tenant Initial: /s/ LLL
Co-Tenancy Agreement for Champps Americana Restaurant, Livonia, MI


delegated by the Co-Tenants, subject to revocation on an individual basis by an individual Co-Tenant as otherwise set forth herein, to Co-Tenancy Manager, or its designated agent, successors or assigns. Provided, however, if Co-Tenancy Manager shall sell all of its interest in the Premises, (or shall no longer be delegated the operation and management of the Premises), the duties and obligations of Co-Tenancy Manager respecting management of the Premises as set forth herein, including but not limited to its duties and obligations respecting paragraphs 2, 3, and 4 hereof, shall be exercised by the holder or holders of a majority undivided co-tenancy interests in the Premises. Subject to the approval of all Co-Tenants evidenced by their written consent, Co-Tenancy Manager shall negotiate and execute re-leases of the Premises upon termination of the present lease of the Premises or negotiate and execute easements affecting the Premises, may incur ordinary and necessary operating expenses in connection with the management of the Premises, and propose extraordinary or capital expenditures to the Premises. Until Landes shall revoke such authority as provided herein, Co-Tenancy Manager or Landes itself may obligate Landes with respect to any ordinary and necessary operating expense for the Premises. However, Co-Tenancy Manager has no right to obtain a loan for which any other Co-Tenant would be liable, nor may Co-Tenancy Manager finance or refinance the Premises by secured by any lien or any pledge of the Premises. Landes agrees to execute and deliver to Co-Tenancy Manager such written approval of documents approved by Landes, such approval to take such form as may be reasonably required by Co-Tenancy Manager to evidence its authority to sign approved documents on behalf of Landes.

As further set forth in paragraph 2 hereof, Co-Tenancy Manager agrees to require any lessee of the Premises to name Landes as an insured or additional insured in all insurance policies provided for, or contemplated by, any lease on the Premises. Co-Tenancy Manager shall use its best efforts to obtain endorsements adding Co-Tenants to said policies from lessee within 30 days of commencement of this agreement. In any event, Co-Tenancy Manager shall distribute any insurance proceeds it may receive, to the extent consistent with any lease on the Premises, to the Co-Tenants in proportion to their respective ownership of the Premises.

2. Income and expenses shall be allocated among the Co-Tenants in proportion to their respective share(s) of ownership. Shares of net income shall be pro-rated for any partial calendar years included within the term of this Agreement. Co-Tenancy Manager may offset against, pay to itself and deduct from any payment due to Landes under this Agreement, and may pay to itself the amount of Landes's share of any reasonable expenses of the Premises which are not paid by Landes to Co-Tenancy Manager or its assigns, within ten (10) days after demand by Co-Tenancy Manager. In the event there is insufficient operating income from which to deduct Landes's unpaid share of operating expenses, Co-Tenancy Manager may pursue any and all legal remedies for collection.

Operating Expenses shall include all normal operating expense, including but not limited to: maintenance, utilities, supplies, labor, management, advertising and promotional expenses, salaries and wages of rental and management personnel, leasing commissions to third parties, a monthly accrual to pay insurance premiums, real estate taxes, installments of special assessments and for structural repairs and replacements, management fees, legal fees



Co-Tenant Initial: /s/ LLL
Co-Tenancy Agreement for Champps Americana Restaurant, Livonia, MI



and accounting fees, but excluding all operating expenses paid by tenant under terms of any lease agreement of the Premises.

Landes has no requirement to, but has, nonetheless elected to retain, and agrees to annually compensate, Co-Tenancy Manager in the amount of $752 for the expenses, direct and indirect, incurred by Co-Tenancy Manager in providing Landes with quarterly accounting and distributions of Landes's share of net income and for tracking, reporting and assessing the calculation of Landes's share of operating expenses incurred from the Premises. This invoice amount shall be pro-rated for partial years and Landes authorizes Co-Tenancy Manager to deduct such amount from Landes's share of revenue from the Premises. Landes may terminate this agreement in this paragraph respecting accounting and distributions at any time and attempt to collect its share of rental income directly from the tenant; Co-Tenancy Manager may terminate its obligation under this paragraph upon 30 days written notice to Landes prior to the end of each anniversary hereof, unless agreed in writing to the contrary.

3. Full, accurate and complete books of account shall be kept in accordance with generally accepted accounting principles at Co-Tenancy Manager 's principal office, and each Co-Tenant shall have access to such books and may inspect and copy any part thereof during normal business hours. Within ninety (90) days after the end of each calendar year during the term hereof, Co-Tenancy Manager shall prepare an accurate income statement for the ownership of the Premises for said calendar year and shall furnish copies of the same to all Co-Tenants. Quarterly, as its share, Landes shall be entitled to receive 4.6600% of all items of income and expense generated by the Premises. Upon receipt of said accounting, if the payments received by each Co-Tenant pursuant to this Paragraph 3 do not equal, in the aggregate, the amounts which each are entitled to receive proportional to its share of ownership with respect to said calendar year pursuant to Paragraph 2 hereof, an appropriate adjustment shall be made so that each Co-Tenant receives the amount to which it is entitled.

4. If Net Income from the Premises is less than $0.00 (i.e., the Premises operates at a loss), or if capital improvements, repairs, and/or replacements, for which adequate reserves do not exist, need to be made to the Premises, the Co-Tenants, upon receipt of a written request therefore from Co-Tenancy Manager shall, within fifteen (15) business days after receipt of notice, make payment to Co-Tenancy Manager sufficient to pay said net operating losses and to provide necessary operating capital for the premises and to pay for said capital improvements, repairs and/or replacements, all in proportion to their undivided interests in and to the Premises. All Co-Tenants shall have the right to review all contracts that will have a material effect on the Premises. All Co-Tenants shall have the right to approve budgets and major capital expenditures affecting the Premises. While Co-Tenancy Manager shall own an interest in the Premises, Co-Tenants agree to delegate the determination of such budgets and need for capital expenditures to Co-Tenancy Manager subject to the power of any Co-Tenant to revoke such delegation in accordance with the provisions hereof.

5. Co-Tenants may, at any time, sell, finance, or otherwise create a lien upon their interest in the Premises but only upon their interest and not upon any part of the interest held, or owned, by any other Co-Tenant, and shall not create any lien upon their individual interest if by operation of law such lien shall



Co-Tenant Initial: /s/ LLL
Co-Tenancy Agreement for Champps Americana Restaurant, Livonia, MI


by  law  extend to the interest of any other Co-Tenant.  All  Co-
Tenants reserve the right to escrow proceeds from a sale of their interests in the Premises to obtain tax deferral by the purchase of replacement property.

6. If any Co-Tenant shall be in default with respect to any of its obligations hereunder, and if said default is not corrected within thirty (30) days after receipt by said defaulting Co-Tenant of written notice of said default, or within a reasonable period if said default does not consist solely of a failure to pay money, the remaining Co-Tenant(s) may resort to any available remedy to cure said default at law, in equity, or by statute.

7. This Co-Tenancy agreement shall continue in full force and effect and shall bind and inure to the benefit of the Co-Tenant and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns until Landes or upon the sale of the entire Premises in accordance with the terms hereof and proper disbursement of the proceeds thereof, whichever shall first occur. Unless specifically identified as a personal contract right or obligation herein, this agreement shall run with any interest in the Property and with the title thereto.
Once any person, party or entity has ceased to have an interest in fee in any portion of the Entire Property, it shall not be bound by, subject to or benefit from the terms hereof; but its
heirs,   executors,  administrators,  personal   representatives,
successors  or assigns, as the case may be, shall be  substituted
for it hereunder.   Any Co-Tenant may, at any time effective upon
written notice to Co-Tenancy Manager revoke the designation of Co-Tenancy Manager as such Co-Tenant's agent for the purposes as set
forth  herein.   Any Co-Tenant revoking such designation  of  Co-
Tenancy Manager's agency shall notify Co-Tenancy Manager in writing in accordance with the terms hereof and such revocation shall be effective upon Co-Tenancy Manager's receipt of such written revocation.

8. Any notice or election required or permitted to be given or served by any party hereto to, or upon any other, shall be given to all known Co-Tenants and deemed given or served in accordance with the provisions of this Agreement, if said notice or elections addressed as follows;

If to AEI Income & Growth Fund XXI Limited Partnership:

     1300 Minnesota World Trade Center
     30 East Seventh Street
     St. Paul, MN 55101


If to Hsu:

     Elizabeth C. Hsu Living Trust,
     dated 11/13/89
     7224 Old Mill Road
     Bloomfield Township, MI 48301



Co-Tenant Initial: /s/ LLL
Co-Tenancy Agreement for Champps Americana Restaurant, Livonia, MI



If to Landes:

     Linda L. Landes as trustee of the
     Linda L. Landes Family Trust,
     dated May 15, 1992
     5621 Corso Di Napoli
     Long Beach, CA 90802



Each mailed notice or election shall be deemed to have been given to, or served upon, the party to which addressed on the date the same is deposited in the United States certified mail, return receipt requested, postage prepaid, or given to a nationally recognized courier service guaranteeing overnight delivery as properly addressed in the manner above provided. Any party hereto may change its address for the service of notice hereunder by delivering written notice of said change to the other parties hereunder, in the manner above specified, at least ten (10) days
prior  to  the  effective  date of said  change.   Any  Co-Tenant
selling or transferring all or a portion of its interest in the Premises shall provide, within a reasonable time after the completion of such sale or transfer, written notice to all other Co-Tenants of the name and address of such new Co-Tenant and the interest held by such new Co-Tenant. Upon written request from Co-Tenancy Manager from time to time at reasonable intervals, Co-
Tenant   shall  provide  a  current  Affidavit  of   Trustee   or
Certificate  of  Trustee verifying the name and  address  of  the
current  trustee(s)  empowered  to  transfer  interests  in   the
Premises owned by Co-Tenant.

9. This Agreement shall not create any partnership or joint venture among or between the Co-Tenants or any of them; no Co-Tenant shall file any partnership tax returns nor otherwise take any action respecting nor represent the relationship among the Co-Tenants as other than co-tenants of undivided interests in real property. The only relationship among and between the Co-Tenants hereunder shall be that of owners of the Premises as tenants in common subject to the terms hereof.

10. The unenforceability or invalidity of any provision or provisions of this Agreement as to any person or circumstances shall not render that provision, nor any other provision hereof, unenforceable or invalid as to any other person or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

11. In the event any litigation arises between the parties hereto relating to this Agreement, or any of the provisions hereof, the party prevailing in such action shall be entitled to receive from the losing party, in addition to all other relief, remedies and damages to which it is otherwise entitled, all reasonable costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with said litigation.

12. To the extent that this agreement binds all Co-Tenants of the Premises, such covenants are deemed to run with the land and shall be evidenced in a Co-Tenancy Agreement entered into by any Co-Tenant with any purchaser of all or any portion of its


Co-Tenant Initial: /s/ LLL
Co-Tenancy Agreement for Champps Americana Restaurant, Livonia, MI



interest in the Premises. Except as otherwise provided or modified herein, Co-Tenants retain all rights otherwise available under law to any Co-Tenant of an interest in Real Property.

13. Every Co-Tenant, shall have a right of first refusal to purchase the interest of any other Co-Tenant in the Premises, upon the following limited terms and conditions. If and only when a Co-Tenant shall give written notice to another Co-Tenant (and only as to such Co-Tenant receiving such notice) of a desire to be notified of any proposed sale "Notice of Desire to Purchase"), Co-Tenants desiring notice of proposed sales of Co-
Tenancy interests shall receive notice of proposed sales of the interest of the Co-Tenant who has received a Notice of Desire to Purchase. Any Co-Tenant offering its interest or any portion thereof for sale ("Selling Co-Tenant") shall first notify all Co-Tenants who have provided a Notice of Desire to Purchase. Such notice ("Selling Co-Tenant's Notice") shall give Selling Co-Tenant's name and address and state a price at which Selling Co-Tenant intends to sell and will sell a specified portion or all of its interest in the fee simple to the Leased Premises.

If a Co-Tenant shall fail to exercise its Right of First Refusal as set forth herein, those Co-Tenant's exercising their Right of First Refusal shall buy all, but not less than all, of the interest in the Premises offered for sale by the Selling Co-Tenant, purchasing prorata in proportion that the purchasing Co-Tenant's interests in the Premises shall bear to one another. For ten (10) business days (the "Right of First Refusal Period") following the giving of such notice, a Co-Tenant shall have the option to purchase such portion of the fee interest of the Selling Co-Tenant as set forth in Selling Co-Tenant's Notice at the price in cash stated in the Selling Co-Tenant's Notice. A written notice addressed to Selling Co-Tenant and signed by the purchasing Co-Tenant shall be given, in accordance with the provisions hereof respecting the giving of notice, within the period set forth above for exercising the Right of First Refusal. If no Co-Tenant shall exercise its Right of First Refusal, Selling Co-Tenant shall be free to market its interest in the Premises after expiration of the Right of First Refusal Period and shall be free to sell all or any portion of its interest in the Premises at a price prorata greater than, or equal to, that which is set forth in the Selling Co-Tenant's Notice.

The above provisions shall not apply to the sale or transfer of a Co-Tenant's interest in the Premises if such sale or transfer shall be to an affiliate of the selling or transferring Co-Tenant or to a trust established by such Co-Tenant for estate planning purposes.



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Co-Tenant Initial: /s/ LLL
Co-Tenancy Agreement for Champps Americana Restaurant, Livonia, MI




IN WITNESS WHEREOF, The parties hereto have caused this Agreement to be executed and delivered, as of the day and year first above written.


          Linda L. Landes Family Trust dated May 15, 1992


          By: /s/ Linda L Landes Trustee
                  Linda L. Landes as trustee
          Address:  5621 Corso Di Napoli
                    Long Beach, CA 90802


STATE OF WA)
                        ) ss
COUNTY OF SAN JUAN)

I, a Notary Public in and for the state and county of aforesaid, hereby certify there appeared before me this 10th day of September, 2001, Linda L. Landes as trustee of the Linda L. Landes Family Trust dated May 15, 1992, who executed the foregoing instrument in said capacity.

                              /s/ David W Gibbs
                                  Notary  Public       [notary seal]



WITNESS 1:                       WITNESS 2:

By: /s/ Gilbert Fisher           By: /s/ Jody B Ramsey

(Print Name & Address below)     (Print Name & Address below)

     Gilbert Fisher                   Jody B Ramsey
     1535 Termino #32                 500-102 Chelsea Court
     Long Beach, CA  90804            Long Beach, CA  90803





Co-Tenant Initial: /s/ LLL
Co-Tenancy Agreement for Champps Americana Restaurant, Livonia, MI



           AEI Income & Growth Fund XXI Limited Partnership by
           AEI Fund Management XXI, Inc.


             By: /s/ Robert P Johnson
                     Robert P. Johnson, its President



State of Minnesota )
                                    ) ss.
County of Ramsey )

I, a Notary Public in and for the state and county of aforesaid, hereby certify there appeared before me this 1st day of October, 2001, Robert P. Johnson, President of AEI Fund Management XXI,
Inc., the corporate general partner of AEI Income & Growth Fund XXI Limited Partnership, who executed the foregoing instrument in said capacity and on behalf of the corporation.

                                   /s/ Debra A Jochum
[notary seal]                          Notary Public



WITNESS 1:                       WITNESS 2:

By: /s/ Douglas W Degerman       By: /s/ Debra L Achman

(Print Name & Address below)     (Print Name & Address below)

     Douglas W Degerman               Debra L Achman
     30 E 7th Street                  30 E 7th St
     St. Paul, MN  55101              St. Paul, MN  55101



       The name of the party who drafted this document is:
   AEI Fund Management, Inc., 1300 World Trade Center, 30 East
               Seventh Street, St. Paul, MN 55101
                          651-227-7333




Co-Tenant Initial: /s/ LLL
Co-Tenancy Agreement for Champps Americana Restaurant, Livonia, MI





                           EXHIBIT "A"


Unit 3, Pentagon Centre Condominium, according to the Master Deed recorded in Liber 29370, Page 706 through 7661/2, both inclusive, as amended by First Amendment to the Master Deed recorded in Liver 29631, Pages 1995 through 2003, both inclusive, as amended by Second Amendment to the Master Deed recorded in Liber 29696, Pages 571 through 577, both inclusive, as amended by Third Amendment to the Master Deed recorded in Liber 29805, Pages 766 through 767, both inclusive, and as amended by Fourth Amendment to the Master Deed recorded in Liber 31338, Pages 1 through 4, both inclusive, Wayne County Records, and designated as Wayne County Condominium Subdivision Plan No. 437, together with rights in general common elements and limited common elements, as set forth in the above Master Deed and as described in Act 229 of the Public Acts of 1963, and Act 59 of the Public Acts of 1978, as amended.



19470 Haggerty


Tax I.D. No. 46-023-01-0003-000